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                                                                   EXHIBIT 10.39

                             EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (this "Agreement") is made by and between Exodus
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Communications, Inc., a Delaware corporation ("Exodus") and Richard S. Stoltz, a
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California resident ("Employee").
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                                  BACKGROUND
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     This Agreement is entered into in connection with the change in Employee's job duties and responsibilities at Exodus. From 1995 until January 30, 2000, Employee served as the Chief Financial Officer and Chief Operating Officer of Exodus. Commencing January 31, 2000 (the "Effective Date"), employee ceased to serve in such capacities and became the Senior Advisor, Strategy and Finance of Exodus. Exodus desires to retain the services of Employee from and after the Effective Date, and Employee desires to become and remain employed by Exodus from and after the Effective Date, on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements of the parties contained herein, Exodus and Employee hereby agree as follows:

     1.   Employment.  Exodus will employ Employee and Employee accepts
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employment with Exodus during the period commencing on the Effective Date and ending on April 8, 2002 (the "Applicable Date"), unless Employee's employment is
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sooner terminated in accordance with Section 9 of this Agreement.

     2. Duties. Employee will be an employee of Exodus and will serve as Senior
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Advisor, Strategy and Finance reporting to Ellen M. Hancock. Employee agrees that, to the best of his ability and experience, he will perform the duties and obligations to which he and Exodus mutually agree.

     3.   Exclusive Employment.   During Employee's employment hereunder,
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Employee will not serve as an employee of any other business.  Nothing in this
Agreement shall be construed as preventing Employee from (i) engaging in religious, charitable, academic, civic or other community or non-profit activities or (ii) sitting on the board of directors or advisory board of any business organization, so long as none of the foregoing activities constitute a conflict of interest with Exodus.

     4.   Base Salary and Bonus.  Employee's base salary will continue unchanged
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through April 8, 2000. Thereafter, Employee's base salary for the period commencing April 9, 2000 to and through the Applicable Date will be no less than $50,000 per year. Employee's salary will be payable on Exodus' regular payroll dates, less required withholdings. Employee will also be eligible to receive bonuses under Exodus' bonus programs.

     5.   Stock Options.  Prior to the date of this Agreement, and pursuant to
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Exodus' Equity Incentive Plans, Employee was granted options by Exodus to purchase shares of Exodus Common Stock (collectively such options are referred to herein as the "Options"). The Options shall continue to vest up to and
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through the Applicable Date. If Employee is terminated by Exodus without Cause
(as defined below) prior to the Applicable Date, the Options shall continue to vest through the Applicable Date notwithstanding any terms of the Options to the contrary. If Employee (a) voluntarily terminates his employment with Exodus at
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any time by submitting notice of such resignation pursuant to Section 10 or (b)
is terminated by Exodus for any reason after the Applicable Date, the Options shall cease vesting in accordance with their terms.

     6. Employee Benefits. Employee will be entitled to and will receive
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insurance (including, but not limited to, medical and dental, life, short and long-term disability insurance), vacation and other benefits commensurate with those provided to executives of Exodus. Vacation accrued, but not used, by Employee prior to the Effective Date shall be honored by Exodus.

     7.   Reimbursement of Business Expenses.  Exodus will, in accordance with
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Exodus' policies in effect from time to time, reimburse Employee for all reasonable business expenses incurred by Employee in connection with the performance of his duties under this Agreement, upon submission of the documentation required pursuant to such standard policies and record keeping procedures.

     8.   Invention Assignment and Confidentiality Agreement. Employee reaffirms
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his obligations under the Employee Invention Assignment and Confidentiality
Agreement, a copy of which is attached to this Agreement as Exhibit A (the
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"Employee Invention Assignment and Confidentiality Agreement"). Employee agrees
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that he will continue to be bound by the Employee Invention Assignment and
Confidentiality Agreement.

     9.   Termination.
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          (a) By the Employee.  Employee may terminate his employment at any
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time, provided that Employee provides two weeks advance written notice to Exodus of such termination. Employee shall be entitled to receive all accrued and unpaid salary, earned bonuses and vacation upon such termination. Upon such voluntary termination, the Options shall cease to vest in accordance with their terms.

          (b) By the Employer.  Exodus may terminate Employee's employment at
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any time with "Cause" (as defined below) upon written notice to Employee and upon thirty days advance written notice to Employee if without Cause. If Exodus terminates Employee for Cause, this Agreement shall terminate and Employee shall not be entitled to any further benefits hereunder, except for accrued and unpaid salary, bonus and vacation. If Exodus terminates Employee and such termination is without Cause, Exodus will pay to Employee his earned but unpaid salary (and commissions, as applicable), accrued vacation and earned bonuses. In addition, if Exodus terminates Employee without Cause, Employee shall continue to vest in the Options through the Applicable Date as set forth in Section 5, above, regardless of the terms of the Options. In all respects other than vesting, the terms of the Options shall govern.

               For purposes of this Agreement, "Cause" shall mean:
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               (i)  Employee being convicted of a felony;
               (ii) Employee committing a material act of dishonesty or fraud against, or misappropriating material property belonging to, Exodus, or its affiliates; or

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               (iii)  Any material breach by Employee of the obligations set forth in the Employee Invention Assignment and Confidentiality Agreement, or any material violation by the Employee of an employment policy of Exodus, which results in material liability to Exodus.

          (c)  Upon Death or Disability.  If Employee dies or becomes disabled
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during the term of this Agreement, Exodus will pay his estate, in the case of his death, or Employee, in the case of his disability, an amount equal to all salary, bonuses and benefits accrued through the date of termination, and the period of time in which Employee and/or his estate shall have to exercise vested Options shall be extended pursuant to the terms of the Options.

     10.  Miscellaneous.
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          (a)  Notices.  Any and all notices permitted or required to be given
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under this Agreement must be in writing.  Notices will be deemed given (i) when personally received or when sent by facsimile transmission (to the receiving party's facsimile number), (ii) on the first business day after having been sent by commercial overnight courier with written verification of receipt, or (iii) on the third business day after having been sent by registered or certified mail from a location on the United States mainland, return receipt requested, postage prepaid, whichever occurs first, at the address set forth below or at any new address, notice of which will have been given in accordance with this Section 10(a):

     If to Exodus:       Exodus Communications, Inc.
                         2831 Mission College Blvd.
                         Santa Clara, California 95054
                         Attn: Adam Wegner, General Counsel

     If to Employee:     Richard S. Stoltz
                         112 Frederick Street
                         Santa Cruz, CA 95062

          (b)  Entire Agreement/Amendments.  This Agreement, including the
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exhibits attached hereto and the Options, contains the entire agreement and supersedes and replaces all prior agreements between Exodus and Employee, including but not limited to the Executive Employment Policy, concerning Employee's employment; provided, however, Section 5 hereof shall apply notwithstanding the terms of the Options. The express terms hereof control and supersede any course of performance or usage of trade inconsistant with any of the terms hereof. This Agreement may not be changed or modified in whole or in part except by a writing signed by the party against whom enforcement of the change or modification is sought.

          (c)  Successors and Assigns.  This Agreement will not be assignable by
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either Employee or Exodus, except that the rights and obligations of Exodus under this Agreement may be assigned to a corporation which becomes the successor to Exodus as the result of a merger or other corporate reorganization and which continues the business of Exodus, or any other subsidiary of Exodus, provided that Exodus guarantees the performance by such assignee of Exodus' obligations hereunder.

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          (d)  Governing Law. This Agreement will be governed by and interpreted
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according to the substantive laws of the State of California without regard to such state's conflicts laws.

          (e)  No Waiver.  The failure of either party to insist on strict
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compliance with any of the terms of this Agreement in any instance or instances will not be deemed to be a waiver of any term of this Agreement or of that party's right to require strict compliance with the terms of this Agreement in any other instance.

          (f)  Severability.  Employee and Exodus recognize that the limitations
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contained herein are reasonably and properly required for the adequate protection of the interests of Exodus. If for any reason a court of competent jurisdiction or binding arbitration proceeding finds any provision of this Agreement, or the application thereof, to be unenforceable, the remaining provisions of this Agreement will be interpreted so as best to reasonably effect the intent of the parties. The parties further agree to replace any such invalid or unenforceable provisions with valid and enforceable provisions designed to achieve, to the extent possible, the business purposes and intent of such unenforceable provisions.

          (g)  Counterparts.  This Agreement may be executed in counterparts
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which when taken together will constitute one instrument.  Any copy of this
Agreement with the original signatures of all parties appended will constitute an original.

          (h)  Attorneys' Fees.  It is the intent of the parties that neither
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the Executive nor the Company shall be required to incur the expenses associated with the enforcement of their respective rights under this Agreement. Accordingly, the prevailing party in any litigation, arbitration or other legal action involving the enforcement of this Agreement is entitled to reimbursement from the other party for all reasonable attorneys' fees and costs incurred by the prevailing party.

     IN WITNESS WHEREOF, this Agreement is made and effective as set forth herein.

EXODUS COMMUNICATIONS, INC.:                     EMPLOYEE:



By /s/ Ellen M. Hancock                          /s/ Richard S. Stoltz
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   Name:                                         Richard S. Stoltz
   Title: